                                                              EXHIBIT 10-31(c)


BOTH BY ACQUIRING THIS NOTE AND BY CONVERTING THIS NOTE, THE HOLDER SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE BORROWER AND TO ANY AND EVERY PRIOR HOLDER OF THIS NOTE THAT (i) THE HOLDER IS ACQUIRING THE SECURITIES SO ACQUIRED FOR THE HOLDER'S OWN ACCOUNT, FOR INVESTMENT, AND NOT WITH A VIEW TO THE RESALE OR OTHER TRANSFER THEREOF IN A DISTRIBUTION, HAVING NO PARTICIPATION IN ANY SUCH UNDERTAKING AND NO PARTICIPATION IN THE UNDERWRITING THEREOF, (ii) THE HOLDER CAN AFFORD TO LOSE THE ENTIRETY OF THE HOLDER'S INVESTMENT IN SUCH SECURITIES AND (iii) THE HOLDER IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF ACQUIRING SUCH SECURITIES. BOTH BY ACQUIRING THIS NOTE AND BY CONVERTING THIS NOTE, THE HOLDER SHALL BE DEEMED TO COVENANT WITH THE BORROWER AND WITH ANY AND EVERY PRIOR HOLDER OF THIS NOTE THAT THE HOLDER WILL NOT RESELL, PLEDGE OR OTHERWISE TRANSFER ANY OR ALL OF THE SECURITIES SO ACQUIRED UNLESS AND UNTIL EITHER SUCH SECURITIES ARE REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS OR ELSE THE BORROWER HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE BORROWER, IN FORM REASONABLY ACCEPTABLE TO THE BORROWER, TO THE EFFECT THAT THE PROPOSED TRANSFER DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE SECURITIES LAWS.

Date of Issuance:  June 27, 1996                                 $1,000,000

                         ADVANCED RADIO TECHNOLOGIES CORPORATION


                           BRIDGE NOTE DUE SEPTEMBER 30, 1996

     Advanced Radio Technologies Corporation, a Delaware corporation (the "BORROWER"), for value received, hereby promises to pay to Columbia Capital Corporation, a Virginia corporation (together with its successors and permitted transferees and assigns, the "HOLDER"), and its successors and permitted transferees and assigns, subject to the terms and conditions of this Note, the aggregate principal amount of ONE MILLION DOLLARS (the "COMMITMENT"), at a bank in the United States specified by the Holder (the "BANK ACCOUNT"), by transfer of same day funds to the Holder's account no later than 11:00 A.M. (Washington, D.C. time) on or before September 30, 1996 (the "MATURITY DATE"), and to pay interest at the Prime Rate as announced from time to time on such principal amount remaining unpaid hereunder from time to time outstanding from the Date of Issuance until said principal amount is paid in full, payable in full upon any prepayment of the entire Commitment and otherwise at the Maturity Date.

     This Note and the Bridge Note Due September 30, 1996 in the original principal amount of $1,397,100 issued by the Borrower to Commco, L.L.C., a Delaware limited liability company ("CLC") (the "CLC NOTE") have been issued in connection with the transactions contemplated by the Asset Acquisition Agreement and Plan of Reorganization dated July 3, 1996 (the "ASSET ACQUISITION AGREEMENT") among the Borrower, Advanced Radio Telecom Corp., CommcoCCC, Inc., a Delaware corporation ("COMMCOCCC"), CCC Millimeter, L.P., a Delaware limited partnership, Columbia Millimeter Communications, L.P., a Delaware limited partnership, the Holder, and CLC. In order to induce each of the parties to enter into the Asset Acquisition Agreement and to consummate the transactions contemplated thereby, the Holder has agreed to provide the Commitment evidenced by this Note for the benefit of the Borrower. The execution and delivery of this Note is required pursuant to the terms of the Asset Acquisition Agreement. Payment of the principal of and interest on this
Note is secured by the terms and conditions of a certain Security Agreement of even date herewith among the Borrower and the Holder, as Collateral Agent (the "SECURITY AGREEMENT").

     This Note is transferrable or assignable to one or more purchasers, PROVIDED that such transfer or assignment is made in accordance with Section 8.3 hereof. The Borrower agrees to issue from time to time a replacement Note or Notes in substantially the form hereof, with changes herein to reflect transfer or assignment, and in such denominations as the Holder may request to facilitate such transfers and assignments. In addition, the Borrower agrees to issue a replacement Note if this Note has been lost, stolen, mutilated or destroyed.

     The Borrower shall keep a register (the "REGISTER") in which shall be entered the name and address of the registered holder of this Note and particulars of this Note and of any transfer of this Note. References to the "Holders" shall mean the persons listed in the Registers as the payees of the Notes unless any payee shall have presented a Note to the Borrower for transfer and the transferee shall have been entered in the Register as a subsequent holder, in which case the term shall mean such subsequent holder. Ownership of this Note shall be proven by the Register.

     Article 1.     DEFINITIONS.

     The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Note shall have the respective meanings specified below. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with U.S. generally accepted accounting principles, and the terms "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" and "GAAP" shall mean such accounting principles which are generally accepted in effect from time to time. Other terms defined elsewhere in this Agreement shall have the meanings ascribed thereto herein.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "BOARD OF DIRECTORS" means the board of directors of the Borrower or a duly authorized committee thereof.

     "BUSINESS DAY" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Washington, D.C. are authorized by law to be closed.

     "CLOSING PRICE" means the last reported sales price on a Trading Day regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the

Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Borrower for that purpose.

     "COMMISSION" means the Securities and Exchange Commission as from time to time constituted, created under the Exchange Act.

     "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the Borrower.

     "CONVERSION PRICE" means the price per share of Common Stock at which the principal of and interest on this Note shall be convertible, at the Holder's option, into Common Stock, which price shall be the lesser of (i) the Scheduled Price and (ii) 80% of the Current Market Price on the date immediately prior to the conversion date of this Note, in each case subject to adjustment as and to the extent provided in this Note.

     "CURRENT MARKET PRICE" on any date means the average of the daily Closing Prices for the ten consecutive Trading Days preceding such date.

     "DEFAULT" means any condition or event that constitutes an Event of Default or that, with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "EVENT OF DEFAULT" means any event or condition specified as such in
Section 4.1 that shall have
continued for the period of time, if any, therein designated.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions, or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation for the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "INDEBTEDNESS" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments,
(iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of Trade Payables, (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of such Person as lessee under capital leases, (vi) all Indebtedness of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (vii) all Indebtedness of others Guaranteed by such Person.

     "LOAN DOCUMENTS" means this Note and the Security Agreement.

     "NOTES" means this Note and any and all other promissory notes with substantially the same terms and conditions, which other notes may be issued by the Issuers to replace this Note as contemplated by the introductory statements in this Note.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PRIME RATE" means the rate of interest announced publicly by NationsBank, N.A. (Carolinas) from time to time as its "prime rate."

     "SCHEDULED PRICE" means the price per share of Common Stock set forth below opposite the date this Note is converted as provided herein:

           Payment Date
     Maturity Date through                   Scheduled Rate
     ---------------------                   --------------

     October 31, 1996                             $8.00
     October 31, 1996 through
     November 30, 1996                            $7.00
     November 30, 1996 through
     December 31, 1996                            $6.00
     December 31, 1996 through
     January 31, 1997                             $5.00
     January 31, 1997 through
     February 28, 1997                            $4.00
     February 28, 1997 through
     March 31, 1997                               $3.00
     March 31, 1997 through
     April 30, 1997                               $2.00
     April 30, 1997 through
     May 31, 1997                                 $1.00
     On or after May 31, 1997                     $0.01

     in each case subject to adjustment as and to the extent provided in this Note.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR INDEBTEDNESS" means (i) an aggregate principal amount of $5,000.000 plus interest thereon pursuant to the 10% Promissory Notes dated March 8, 1996 issued by Advanced Radio Telecom Corp. and (ii) the principal sum of $1,500,000 plus interest pursuant to the Nonnegotiable and Nontransferable Promissory Note issued by Borrower to EMI Communications Corp. pursuant to the Asset Purchase Agreement dated April 4, 1995.

     "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "TRADE PAYABLES" means accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed in the ordinary course of business in connection with the obtaining of materials, equipment or services.

     "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the applicable national securities exchange or over-the- counter.

     "WARRANTS" means Common Stock Purchase Warrants issued by the Borrower as of the date hereof and bearing Certificate Nos. W-1 through W-2, together with any other such warrants hereafter issued in replacement or substitution therefor.

     Article 2.     PAYMENT AND PREPAYMENT.

     Section 2.1 OPTIONAL PREPAYMENTS. The Borrower may, upon at least 2 Business Days' notice to the Holder, prepay this Note in whole or in part, with interest accrued to the date of such prepayment on the amount prepaid, provided that each partial prepayment shall be in a principal amount not less than $100,000. No amounts so repaid may be reborrowed hereunder.

     Section 2.2 COMPUTATIONS. Each payment under this Note shall be made in same day funds not later than 11:00 A.M. (Washington, D.C. time) on the day when due in lawful money of the United States of America. All computations of interest under this Note shall be made by the Holder on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed (including the first day but excluding the last day). Each change in the Prime Rate shall take effect immediately upon the occurrence thereof with respect to the entire principal amount hereof at the time outstanding.

     Section 2.3 PAYMENT OF PRINCIPAL AND INTEREST. No provision of this Note shall alter or impair the obligations of each Issuer, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, times and rate, and in the currency, herein prescribed. The obligations of the Issuers on this Note are joint and several.

     Article 3.     COVENANTS OF THE ISSUERS.

     Section 3.1 INFORMATION. The Borrower covenants with the Holder that it will deliver to the Holder, at its address set forth in the Register, all such registration statements and prospectuses, and amendments and supplements thereto, and all such other information, reports and other documents, as re either filed or required to be filed with the Commission, in each case no more than two Business Days after the same is either filed or required to be filed with the Commission.

     Section 3.2 SUBORDINATION OF OTHER INDEBTEDNESS. The Borrower covenants with the Holder that it will not (nor will it permit any of its subsidiaries to) incur or assume any Indebtedness other than Indebtedness evidenced by this Note and the CLC Note, unless such Indebtedness by its terms is subordinate in right of payment to this Note and does not in the aggregate exceed $2.5 million in aggregate principal amount outstanding at any one time; provided such Indebtedness is not secured by any assets or property of the Borrower (or any of its subsidiaries) other than equipment, software and systems (if any) purchased with the proceeds of such Indebtedness.

     Section 3.3 BORROWER MAY MERGE, CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. The Borrower covenants with the Holder that neither it nor any of its subsidiaries will consolidate with or merge with or into any other Person or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any Person in any transaction or series of related transactions, and that it will not permit any Person to consolidate with or merge into the Borrower (or subsidiary), unless:

          (a) in case the Borrower or its subsidiary shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person in any transaction or series of related transactions, the Person formed by such consolidation or into which the Borrower or its subsidiary is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Borrower or its subsidiary substantially as an entirety shall expressly assume in writing all obligations of the Borrower under this Note, by an instrument in form satisfactory to the Holder, the due and punctual payment of the principal of and interest on this Note and the performance or observance of every covenant herein on the part of the Borrower to be performed or observed and the Borrower and such person shall have otherwise complied with the provisions of Article 7;

          (b) such consolidation, merger, conveyance, transfer or lease will not adversely affect the validity or enforceability of this Note; and

          (c) immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing.

     Section 3.3 STATEMENT BY OFFICERS AS TO DEFAULT. The Borrower shall deliver to the Holder, as promptly as practicable and in any event no later than five Business Days after the Borrower becomes aware of the occurrence of an Event of Default, a certificate signed by its Chief Executive Officer or Chief Financial Officer setting forth the details of such Default or Event of Default and the action that the Issuer proposes to take with respect thereto.

     Article 4.     SUBORDINATION

     Section 4.1    SENIOR INDEBTEDNESS.  The Indebtedness evidenced by this
Note is hereby expressly subordinated, to the extent and in the manner hereafter set forth, in right of payment to the prior payment in full of all the Senior Indebtedness. Any and all claims arising under this Note are and shall be at all times subject and subordinate to the Senior Indebtedness.

     Section 4.2 INSOLVENCY. Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), dissolution, liquidation, or other marshalling of the assets and liabilities of the Borrower (i) no amount shall be paid by the Borrower in respect of the principal of or interest on this Note at the time outstanding, unless and until the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Borrower by or on behalf of the Holder of this Note which shall assert any right to receive any payments in respect of principal of and interest on this Note except subject to the payment in full of the Senior Indebtedness then outstanding.

     Section 4.3 DEFAULT ON SENIOR INDEBTEDNESS. In the instance of an event of default which has been declared in writing with respect to any Senior Indebtedness which results in the acceleration of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note; provided, however, that nothing contained in this Article 4 shall prohibit the holder from exercising its rights pursuant to Article 7 hereof upon an Event of Default under Section 5.1(a) hereof.

     Section 4.4 Should any payment or distribution or security, or the proceeds of any thereof, be collected or received by the Holder of this Note which is prohibited under the terms of Article 4 of this Note or which is required to be paid to the holders of Senior Indebtedness by this Article 4, the Holder of this Note will forthwith, upon notice from any holder of Senior Indebtedness, deliver the same to the holders of the Senior Indebtedness in precisely the form received (except for the indorsement without recourse or the assignment without recourse of the Holder of this Note where necessary) and, until so delivered, the same shall be held in trust by the Holder of this Note as the property of the holders of the Senior Indebtedness.

     Article 5.     EVENTS OF DEFAULT AND REMEDIES.

     Section 5.1 "EVENT OF DEFAULT" DEFINED; RIGHTS AND REMEDIES; WAIVER OF DEFAULT. In case one or more of the following events (each, an "EVENT OF DEFAULT") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) failure to pay on or before September 30 1996 any part of the principal of, or any interest on, the Note or failure to pay on or before September 30, 1996 any part of the principal of, or any interest on, the CLC Note; or

          (b) failure on the part of the Borrower or any of its subsidiaries duly to observe or perform any of the covenants or agreements on the part of the Borrower or any of its subsidiaries contained in the Notes (other than those covered by clause (a) above) for a period of 2 Business Days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer; or

          (c) the Borrower or any of its subsidiaries shall fail to make any payment at maturity in respect of any Indebtedness of the Borrower or any subsidiary of an Issuer (other than the Notes) due or within any applicable grace period; or

          (d) any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of the Borrower or any of its subsidiaries or enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of such Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof; or

          (e) a court having jurisdiction in the premises shall enter a decree or order (i) for relief in respect of the Borrower or any of its subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) adjudging the Borrower or any of its subsidiaries a bankrupt or insolvent or approving a petition seeking reorganization, arrangement or composition in respect of the Borrower or any of its subsidiaries under any applicable bankruptcy, insolvency or other similar law; (iii) appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Issuer or for any substantial part of the property of the Issuer; or (iv) ordering the winding-up or liquidation of the affairs of the Borrower or any of its subsidiaries; or

          (f) the Borrower or any of its subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in affect or any other case or proceeding to be adjudicated a bankrupt or insolvent; (ii) shall consent to the entry of an order for relief in any involuntary case under any such law; (iii) shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of an Issuer or for any substantial part of the property of such Issuer; or (iv) shall make any general assignment for the benefit of creditors; or

          (g) any material representation or warranty made by the Borrower or any of its subsidiaries in the Acquisition Agreement, the Security Agreement or the Warrants, or in any certificate, financial statement or other document delivered pursuant to any of them, shall prove to have been incorrect or in any material respect when made; or

          (h)  the Borrower shall fail to convert any Note as provided in
Article 7; then, and in each and every such case (other than an Event of Default specified in Section 5.1(e) or (f) hereof), the Holder, by notice in writing to the Borrower, may declare the entire principal amount of this Note and the interest accrued hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; PROVIDED that, if an Event of Default specified in Section 5.1(e) or (f) occurs, then the principal of and the accrued interest on this Note shall become and be immediately due and payable without any declaration or other act on the part of the Holder; and PROVIDED FURTHER that, in the case of an Event of Default specified in Section 5.1(a) hereof, the Holder, by notice in writing to the Borrower, may exercise the conversion rights specified in Article 7.

     Section 5.2 POWERS AND REMEDIES GENERALLY CUMULATIVE; DELAY OR OMISSION NOT A WAIVER. No right or remedy conferred upon or reserved to the Holder herein or in the Security Agreement is intended to be exclusive of any other right or remedy, except that the conversion rights specified in Article 7 are an exclusive remedy. With that exception, every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

     Section 5.3 WAIVER OF PAST DEFAULTS. The Holder may waive, in accordance with Section 8.2, any past Default or Event of Default hereunder and its consequences. In the case of any such waiver, the

Issuer and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Note; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Article 6.     REPRESENTATIONS AND WARRANTIES OF THE ISSUERS.

     The Borrower hereby represents and warrants to the Holder as follows:

     Section 6.1 DUE ORGANIZATION. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted.

     Section 6.2 DUE AUTHORIZATION. The execution, delivery and performance by the Borrower of this Note and the Security Agreement (together, the "LOAN DOCUMENTS") (a) are within the Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not contravene (i) the Borrower's charter or bylaws or (ii) law or any contractual restriction binding on or affecting the Borrower and (d) do not result in the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the Loan Documents) upon or with respect to any of its properties.

     Section 6.3 GOVERNMENTAL APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note.

     Section 6.4 ENFORCEABILITY. Each Loan Document is the legal, valid and binding obligation of such Issuer enforceable against such Issuer in accordance with its terms.

     Article 7.     CONVERSION OF THE NOTE.

     Section 7.1 RIGHT TO CONVERT UPON EVENT OF DEFAULT. The Holder shall have the right, upon the occurrence and during the continuance of an Event of Default under Section 5.1(a) hereof, to convert all or any portion of the principal amount of and interest accrued on this Note into that number of fully paid and non-assessable shares of Common Stock equal to that portion of the principal amount and accrued interest to be converted divided by the Conversion Price (or at the then-current adjusted Conversion Price if an adjustment has been made as provided herein). Such right may be exercised by the delivery of written notice to the Borrower that the holder hereof elects to convert this Note. This Note shall be deemed to have been converted pursuant to this Section immediately upon receipt by the Borrower of such notice, which may be transmitted by telecopier, by reliable overnight courier, by mail or by hand; and at such time the rights of the Holder of this Note as Holder shall cease, and the Person entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder of such Common Stock as and after such time. The Holder agrees to surrender this Note to the Borrower for cancellation promptly following any exercise of its conversion right. As promptly as practicable on or after the conversion date, the Borrower shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 7.2. If this Note is converted in part only, upon such conversion the

Borrower shall execute to the Holder, at the expense of the Borrower, a new Note in the aggregate principal amount equal to the unconverted principal amount hereof.

     Section 7.2 FRACTIONS OF SHARES. No fractional shares of Common Stock shall be issued upon conversion of this Note. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of the Note, the Borrower shall pay a cash adjustment in respect of such fractional share in an amount equal to such fraction multiplied by the Closing Price (as defined herein) at the close of business on the day of conversion (or, if such day is not a Trading Day (as defined herein), on the Trading Day immediately preceding such day) or, if the Closing Price cannot be determined, the then current market value.

     Section 7.3 ADJUSTMENT OF CONVERSION PRICE. (a) In order to prevent dilution of the conversion rights evidenced by this Note, the Conversion Price shall be subject to adjustment from time to time as provided in this Section, and the number of shares of Common Stock underlying this Note shall be subject to adjustment from time to time as provided in this Section.

          (b) If the Borrower at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, then the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock underlying this Note shall be proportionately increased. If the Borrower at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock underlying this Note shall be proportionately decreased.

          (c) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Borrower's assets or other transaction, in each case effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, other securities or other assets with respect to or in exchange for Common Stock, is referred to herein as an "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Borrower shall make appropriate provision (in form and substance satisfactory to the Holder) to ensure that the Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore underlying this Note, such shares of stock, other securities or other assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore underlying this Note had such Organic Change not occurred. In any such case, the Borrower shall make appropriate provision (in form and substance satisfactory to the Holder) with respect to the Holder's rights and interests to ensure that the provisions of this subsection and subsections (f) and (g) hereof shall thereafter be applicable to the Note (including, in the case of any such consolidation, merger or sale in which the successor or purchaser is other than the Borrower and in which the value for the Common Stock reflected by the terms of such consolidation, merger or sale is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale, an immediate adjustment of the Conversion Price to the product of such Conversion Price immediately prior to such consolidation, merger or sale multiplied by the ratio of such value of the Common Stock divided by the Conversion Price in effect immediately prior to such consolidation, merger or sale and a corresponding immediate adjustment in the number of shares of Common Stock underlying this Note). The Borrower shall not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor (if other than the Borrower) resulting from consolidation or merger or the purchaser of such assets (as the case may be) assumes by written instrument (in form and substance satisfactory to the Holder) the obligation to deliver to the Holder such shares of stock, other securities or other assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

          (d) If any event occurs of the nature contemplated by the provisions of this Section but not expressly provided for by such provisions, then the Board of Directors shall make an appropriate adjustment in the Conversion Price and the number of shares of Common Stock underlying this Note so as to protect the rights of the holder of the Note, provided that no such adjustment shall increase the Conversion Price or decrease the number of shares of Common Stock underlying this Warrant as otherwise determined pursuant to this Section.

          (e) Each adjustment to the Conversion Price shall be made to the nearest .001 of a cent. Immediately upon any adjustment of the Conversion Price, the Borrower shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment. In addition, the Borrower shall give written notice to the Holder at least 20 days prior to the date on which the Borrower takes any action contemplated by subsection (b), (c) or (d) above.

          (f) If the Borrower declares or pays a dividend upon the Common Stock payable otherwise than in cash (except for a stock dividend payable in shares of Common Stock) out of earnings or earned surplus, determined in accordance with GAAP consistently applied (a "LIQUIDATING DIVIDEND"), then the Borrower shall pay to the Holder of this Note at the time of payment thereof the Liquidating Dividend that would have been paid to such Holder on the Common Stock had this Note been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividend are to be determined.

          (g) If at any time the Borrower grants, issues or sells any Options, Convertible Securities or rights to purchase Capital Stock, Convertible Securities, Options, other securities or other property pro rata to the record holders of any class or series of Capital Stock (the "PURCHASE RIGHTS"), then the Holder of this Note shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such holder could have acquired had such holder held the number of shares of Common Stock underlying this Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights. For the purposes of this subsection: "CAPITAL STOCK" means common stock, preferred stock or any other class or series of security representing an equity interest in a corporation; "CONVERTIBLE SECURITIES" means any Capital Stock or other securities directly or indirectly convertible into or exchangeable for Capital Stock; and "OPTIONS" means any options, warrants or other rights to subscribe for or purchase Capital Stock or Convertible Securities.

          (h) Notwithstanding anything to the contrary contained in this Note, including this Section 7.3, no adjustment shall be made to the Conversion Price as a result of the proposed 29,450.16 for 1 Stock Split.

     Section 7.4 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE. Whenever the Conversion Price is adjusted as herein provided, the Borrower shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Treasurer, any Assistant Treasurer or the Chief Financial Officer of the Borrower setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to the Holder at its address set forth in the Register.

     Section 7.5    NOTICE OF CERTAIN CORPORATE ACTION.  In case:

          (a) the Borrower shall declare a dividend or other distribution on its Common Stock; or

          (b) the Borrower shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding shares of capital stock or options for capital stock issued pursuant to a benefit plan or agreement for one or more employees, officers or directors of the Borrower); or

          (c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Borrower is a party and for which approval of any shareholders of the Borrower is required, or of the sale or transfer of all or substantially all of the assets of the Borrower; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Borrower;

then the Borrower shall cause to be delivered to the Holder at its address set forth in the Register, at least 20 days (or 10 days in any case specified in clause (a), (b) or (c) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (d) of this Section.

     Section 7.6 BORROWER TO RESERVE COMMON STOCK. The Borrower shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of this Note, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes.

     Section 7.7 TAXES ON CONVERSIONS. The Borrower will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of this Note pursuant hereto. The Issuer shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of this Note to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Borrower the amount of any such tax or has established to the satisfaction of the Borrower that such tax has been paid.

     Section 7.8 COVENANT AS TO COMMON STOCK. The Borrower covenants with the Holder that all shares of Common Stock that may be issued upon conversion of this Note will, upon issue, be validly issued, fully paid and nonassessable.

     Section 7.9    PROVISIONS AS TO CONSOLIDATION, MERGER OR SALE OF ASSETS.
In case of any consolidation of the Borrower with, or merger of the Borrower into, any other Person, any merger of another Person into the Borrower (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Borrower, the Person formed by such consolidation or resulting from such merger or that acquires such assets, as the case may be, shall execute and deliver to the Holder a supplemental instrument providing that the Holder of this Note shall have the right thereafter to convert such Note only into the kind and amount of securities, cash and other property, if any, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock (i) is not a Person with which the Borrower consolidated or into which the Borrower merged or that merged into the Borrower or to which such sale or transfer was made, as the case may be (a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer; PROVIDED that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NONELECTING SHARE"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares. Such supplemental instrument shall provide for adjustments, which, for events subsequent to the effective date of such supplemental instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

     Article 8.     MISCELLANEOUS.

     Section 8.1 GOVERNING LAW. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW. THE PARTIES HERETO HEREBY WAIVE PRESENTMENT, DEMAND, NOTICE, PROTEST AND ALL OTHER DEMANDS AND NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE AND ENFORCEMENT OF THIS NOTE, EXCEPT AS SPECIFICALLY PROVIDED HEREIN. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE NOTE WHICH ARE EXPRESSLY BINDING ON THE HOLDER. THE SECTION HEADINGS HEREIN ARE FOR CONVENIENCE ONLY AND SHALL NOT AFFECT THE CONSTRUCTION HEREOF.

     Section 8.2 AMENDMENT OR MODIFICATION. Any provision of this Note may be amended or, subject to Section 5.3, waived with the written consent of the Issuers and the Holder.

     Section 8.3 TRANSFERS AND ASSIGNMENTS. This Note and any securities issued upon conversion of this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless and until:

          (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and all applicable state securities laws; or

          (ii) (A) The transferor shall have notified the Borrower of the proposed disposition and shall have furnished the Borrower with a statement of the circumstances surrounding the proposed disposition, and with an opinion of counsel, reasonably satisfactory to the Borrower, that such disposition will not require registration of the Note, or such securities under the Securities Act and that all requisite action has been or will, on a timely basis, be taken under any applicable state securities laws in connection with such disposition; and

          (iii) The proposed transferee shall have agreed in writing to be bound by the terms and provisions of this Section 8.

     Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for transfers pursuant to Rule 144 (k) promulgated under the Securities Act.

     IN WITNESS WHEREOF, each of the Borrower and the Holder has caused this Note to be duly executed under its corporate seal.

Dated:  June 27, 1996

[Seal]                             ADVANCED RADIO TECHNOLOGIES CORPORATION



                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:



[Seal]                        COLUMBIA CAPITAL CORPORATION




                                   By:
                                      ------------------------------------
                                      Name:
                                      Title: